EXHIBIT 99.1

BUSINESS ASSET PURCHASE AGREEMENT

Date:  MAY 13, 2024

1519 BT , A Florida Limited Liability Company                                                                                     (herein referred to as "Buyer") and   LC food concepts LLC (herein referred to as “Seller”) hereby agree that, upon acceptance of this contract, Seller shall sell and Buyer shall purchase the business known as: Schnitzel Haus located at 5687 SE Crooked Oak Ave. Hobe Sound , Fl 33455, in     Martin  County, including certain assets, including all furniture, fixtures, equipment, inventory, accounts receivable (where applicable), goodwill, general intangibles, internet domain names, website content, e-mail addresses, patents, copyrights and all other assets owned by the Seller or used by Seller in the operation of Seller’s Business (the tangible assets are set forth on Schedule "A" attached hereto) pursuant to the terms and conditions of this Business Asset Purchase Agreement and any addendums or amendments (“Contract”). Notwithstanding what is set forth above the following assets of the Seller shall be excluded from the sale and retained by the Seller: Cash on hand and in Seller’s bank accounts, marketable securities and investments held by the Seller, and pre-paid deposits.

$ 850,000 ___________	A. Purchase Price.

$ 85,000 ___________

B. Earnest Money Deposit within one five (5) business day of Effective Date. All Deposits to be held by Law Offices of John McGlynn, Stuart FL (hereinafter referred to as “Escrow Agent”). All parties acknowledge that all Earnest Money Deposits are subject to collection and that these funds will not be disbursed until they are collected. All funds will be held in a non-interest-bearing account.

$ ________________

C. As deposit upon acceptance of due diligence by Buyer, to be received as an ACH funds transfer or a check. Deposits to be held by the Law Offices of John McGlynn, 729 SW Federal Hwy, Ste 200, Stuart, Fl 34994

$ ________________	D. Cashier's Check or Wire Transfer payable to Closing Agent or Closing Attorney at or before Closing (subject to prorations and adjustments).

$ ________________

~~E. Promissory Note, as set out in Paragraph 4, made in favor of and to be delivered to the Seller at Closing payable in                          equal consecutive monthly payments of $                           which includes interest at the rate of                      % per annum. The first payment shall be due                          ( ) days after Closing. Payments shall be due the                       day of each month thereafter.~~

$ ________________	~~F. Third Party Financing, subject to loan approval from Lender on terms acceptable to Buyer, as set forth in Paragraph 47.~~

$ ________________

~~G. Assumed Debt. The unpaid balance of any promissory note or other deferred indebtedness to be assumed by Buyer is approximate. Any adjustments thereto shall be made to the cash portion provided at Closing.~~

$ 765,000__________	PURCHASE PRICE TOTAL BALANCE AT CLOSING

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IT IS HEREBY AGREED THAT:

1. ACCEPTANCE OF OFFER AND COUNTEROFFER: Buyer's offer shall remain open for Seller's written acceptance on or before: 5 _____AM/PM on March 26, 2024 _____________ Seller shall accept this offer by executing this Business Asset Purchase Agreement and deliver to Buyer or Broker. If Seller fails to accept Buyer’s Offer, at Buyer’s option, the earnest money deposit, if any, shall be returned to Buyer and this offer withdrawn. Unless otherwise stated, the time for acceptance of any counteroffer shall be two (2) business days excluding any holidays. The “Effective Date” of this Contract is the date on which the last of the parties’ signs and accepts the final offer thereby making the Contract bi-lateral on all terms and conditions.

2. CLOSING DATE: The undersigned hereby agree to execute all documents necessary to close this transaction. The Closing Date for this sale shall be on or before May 1, 2024. Any extension of this Closing Date must be in writing and signed by the Buyer and Seller. The day of closing shall belong to the Seller.

3. CLOSING AGENT, COSTS AND PRORATIONS: The parties agree that Closing Agent representation shall be one of the following (check ☒ which is applicable):

(X) The Closing Agent shall NOT represent either Seller or Buyer. Buyer and Seller agree to execute said documents as are reasonably requested by the Closing Agent and each is to pay one-half (1/2) of Closing Agent's fees and Closing Agent’s expenses, expected not to exceed $ 2500.00 for services contemplated herein. Additional services not set forth herein may be subject to additional Closing Agent fees.

OR

~~() The Closing Agent shall be representing only the ___________________________________. Buyer and Seller agree to execute all closing documents that are reasonably requested by their respective attorneys and each party shall pay the cost of their own attorney. Where one of the parties is not represented by the Closing Agent herein, each party is to pay one-half (1/2) of Closing Agent's fees and Closing Agent’s expenses, expected not to exceed $ _________________________, for services contemplated herein. Additional services not set forth herein may be subject to additional Closing Agent fees.~~

The parties hereby appoint law offices of John McGlynn                             located at 725 SE Federal Hwy Stuart, Florida 34994               as Closing Agent to receive, deposit and distribute funds for the parties as set forth in this Contract. The parties agree that the Closing Agent shall prepare and obtain escrow instructions, closing documents and instruments evidencing the terms and conditions of this transaction as are required for the closing and conduct the closing and provide for recording of the documents. In the absence of any agreement between the parties, closing expenses such as judgment and lien searches, documentary stamp taxes and the recording of UCC-1 financing statements in County and State records will be allocated according to local custom. Documentary stamps, intangible tax, recording of the UCC-1’s and any other fees related to the Buyer’s financing of the transaction shall be paid by the Buyer. Such expenses shall include a judgment and lien search, documentary stamp taxes and the recording of UCC-1 financing statements in County and State records. Such closing documents shall include Seller(s) and Buyer(s) Affidavits, Closing Agreement, Bill of Sale, Promissory Notes, Security Agreement, Closing Statements, and other documents as may be necessary, in the opinion of the Closing Agent, to effectuate the transaction. All transferable taxes, insurance, licenses, rents, utilities and any other customarily prorated items shall be prorated as of the closing date.

~~4. PROMISSORY NOTE AND SECURITY AGREEMENT: At the time of Closing, Buyer shall execute in favor of the Seller a Promissory Note as set forth in paragraph E above, personally guaranteed by the Buyer(s) or the shareholders of the Buyer, if a corporation. Buyer shall execute a Security Agreement giving Seller a lien against all assets purchased hereunder until the indebtedness is paid in full. Payment in full shall be due if any of the secured assets are sold to a third-party other than in the ordinary course of business. The Security Agreement shall be subordinate to any existing liens described herein and shall contain the right of the Seller to obtain, if the Note is in default, a court appointed receiver to preserve the business assets. Further, Buyer shall execute UCC-1 forms which shall be recorded in the State of Florida public records, as per the Uniform Commercial Code. The collateral for the Security Agreement and Note shall be the following:~~

~~a) All furniture, fixtures and equipment listed in Schedule "A", together with all substitutions and replacements, as well as the product inventory of the Business, Accounts Receivable and all records as a going concern.~~

~~b) A collateral assignment of the Lease Agreement as consented to by the Landlord, if required, indicating that a default in either the Note or the Lease Agreement by Buyer shall constitute a default in both, giving the Seller, at Seller's option, the right to assume the Lease Agreement, re-enter the premises and take control of the Business.~~

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~~Buyer agrees to provide Seller at Seller’s request financial statements and other credit information as a condition to Seller providing financing to Buyer under the terms of this Agreement.~~

5. BILL OF SALE: Seller shall deliver to Buyer at the Closing an Absolute Bill of Sale for all of the assets to be purchased pursuant to this Contract to include but not limited to all furniture, fixtures and equipment, and other personal property included in this sale, as per the Schedule "A" list attached hereto. The seller warrants that it has good and marketable title to the assets transferred by the Bill of Sale, free and clear of all liens and encumbrances, except any liens or encumbrances specifically set forth on the Bill of Sale.

~~6. ACCOUNTS RECEIVABLE: Check (X) which is applicable.~~

~~() It is agreed that Seller's accounts receivable of $_______________are included in the Purchase Price. Details of these receivables shall include account names, numbers, amount and aging, and shall be delivered to Buyer at Closing. Any increase or decrease from the above set forth herein shall adjust the Purchase Price at Closing. Where applicable, an increase shall be added to the Promissory Note owed to the Seller and a decrease shall reduce the cash down-payment. All receivables so transferred shall be guaranteed by the Seller, and if uncollectible within 180 days, may be set-off against the next payment(s) due under the Promissory Note owed to Seller. If Buyer sets off any amount of accounts receivable as provided for in this paragraph, Buyer shall assign to Seller the right to collect said receivables.~~

ALTERNATIVELY

(x) The accounts receivable of the Business for work done or goods sold prior to and including the date of Closing (hereinafter, Seller's Accounts Receivable) shall remain the property of Seller. With respect to any work in progress at the time of closing, Seller and Buyer agree to prorate such accounts receivable based upon the remaining amount of work to be performed and Buyer agrees to complete such jobs in consideration for payment of such prorated number of accounts receivable. Buyer will forward to Seller payments received by Buyer with respect to Seller's Accounts Receivable and will cooperate with Seller in providing all correspondence or other documents received by Buyer with respect to Seller's Accounts Receivable and will otherwise cooperate with Seller to enable Seller to collect Seller's Accounts Receivable.

7. WARRANTIES OF SELLER: Seller warrants that all outstanding liabilities of the Business, except as expressly set forth herein, shall be paid in full on or before the Closing of this sale, and that Buyer shall receive the assets of the Business free and clear of any encumbrances other than the security interest which may be created pursuant to the terms of this transaction In addition, Seller shall agree to customary representations and Warranties to be provided by the Buyer’s as an addendum, in the event Buyer does not accept the addendum, this contract shall be voided ,and any Earnest money returned to Buyer

~~8.~~ INDEMNIFICATION AND RIGHT OF SET-OFF: Seller indemnifies Buyer and shall hold Buyer harmless from any and all debts, claims, actions, losses, damages and attorney's fees, existing or that may arise from or be related to Seller's operation and ownership of the Business, except any liabilities assumed by Buyer hereunder. If the buyer becomes aware of any such claim against the Business not disclosed by Seller prior to Closing, Buyer shall promptly notify Seller, in writing, of such claim. In the event Seller does not satisfy said claim or said claim is not disputed , Seller agrees to reimburse Buyer for any claims paid by buyer ~~within ten (10) days from the receipt of such notice, Buyer may, at its sole discretion, pay such claim and receive full credit against the next payment(s) due under any Promissory Note” owed to Seller under this Contract; and this right of set-off shall be incorporated into any “Promissory Note.” In the event of a cash sale, or wholly third-party financing, the parties agree that the Closing Agent shall retain $in escrow from the Seller's closing proceeds for a period of _________________()   calendar days to secure the Seller's indemnification responsibilities as provided for herein.~~

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~~9.~~ COUPONS AND GIFT CERTIFICATES: The Seller estimates the total value of all outstanding pre-paid Gift Certificates to be less than $ 1000,00 (- +) In the event the actual total subsequently redeemed by the Business within the closing exceeds this estimate, the Seller agrees to reimburse the Buyer for all outstanding Gift Certificates as of the date of closing which are ~~subsequently~~ redeemed by the Business within 12 months following the closing in excess of the estimated amount. ~~Such amount shall be deducted from the escrow proceeds established at closing, if any. If there are no escrow proceeds, the Buyer shall receive full credit for the redeemed Gift Certificates against the next DAY OR WEEK(s) due under any “Promissory Note” owed to Seller under this Contract and this right of set-off shall be incorporated into any “Promissory Note.” Regarding Coupons offering specials, discounts, buy one get one, etc., these are considered advertising the Seller has done for the benefit of the business. Seller shall not be under any obligation to compensate Buyer for all or any portion of Coupons that Customers may attempt to redeem. Buyer shall at Buyer’s sole discretion determine whether to honor and accept such Coupons.~~

10. ACCOUNTS PAYABLE: All accounts payable accruing up to and including the closing date shall remain the Seller’s responsibility. Immediately from and after the Closing, all incurred accounts payable shall be the sole responsibility of the Buyer.

11. INVENTORY OF GOODS: Check (X) which is applicable. (____ ) Not applicable to this agreement.

ALTERNATIVELY

(X)           It is agreed that Buyer shall pay Seller for the Liquor inventory including wine and beer at Closing of marketable goods at Seller’s cost. An itemized physical count of these goods held for resale shall be taken by the Buyer and Seller prior to the Closing and Buyer shall pay Seller for such inventory at Closing. Further is agreed that $________of food inventory is included in the purchase price representing the normal inventory, and any amount above or less this amount shall be added to or deducted from the purchase price at closing.

ALTERNATIVELY

~~() It is agreed that, included in the Purchase Price, the inventory at Closing of marketable goods at the Seller’s cost shall be $___________________________. An itemized physical count of these goods held for resale shall be taken by Buyer and Seller prior to the Closing and an increase or decrease as compared to this cost shall adjust the total purchase price. In no event shall the adjustment exceed 15% of the stated amount without mutual consent of the parties. Where applicable, an increase shall be added to the Promissory Note owed to Seller and a decrease shall reduce the cash down payment from Buyer.~~

12. COVENANT NOT TO COMPETE: Seller, its Shareholders and Officers or Company Members and Managers as applicable, each agree to execute and deliver at closing a Non-Competition Agreement. The Non- Competition Agreement shall state that Seller and its Shareholders and officers or Company Members and Mangers will not directly or indirectly engage in or become interested in a similar business or any business or activity incidental to the business being purchased or become the agent or employee of any competitor of Buyer, or in any other way compete with Buyer, other than employment of the Seller by the Buyer at the Business, within an area ~~encompassing a radius of ______________________ (_____) miles~~ from the location of the Business and/or encompassing the following areas or Counties MARTIN, ST LUCIE, PALM BEACH CO, for a period of three(3) years from the Closing Date. The restrictive covenant shall further provide that Seller its Shareholders and Officers shall not solicit the clients or employees of the business being purchased during the (5) year period immediately after the closing.

13. DUE DILIGENCE PERIOD: Seller represents and warrants that the financial information supplied to Buyer by Seller is true and correct and is a fair and accurate representation of the financial condition and results of operation of the Business. From the date of execution of this contract Buyer shall, at its option, have five (5) calendar days to request, in writing, any financial information of Seller necessary to verify the financial condition of the Business and the information supplied by Seller to Buyer. The buyer shall review and verify the financial information, as well as perform any other due diligence, inspections or reviews deemed necessary by the Buyer, within THIRTY_______________(30)    calendar days of the Effective Date. If due diligence is acceptable, Buyer shall remove the due diligence contingency in writing no later than 5 PM on the last day of the due diligence period set forth above. If due diligence is unacceptable to the Buyer for any reason, Buyer, in its sole discretion, may cancel this Contract by written notice to Seller and Broker within the due diligence period set forth above. Upon any such cancellation, all deposits paid shall be returned to Buyer and each of the parties shall have no further obligation to each other. Buyer’s failure to notify Seller and Broker within the time specified shall constitute Buyer’s absolute waiver of this provision and shall acknowledge Buyer’s acceptance of all due diligence.

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Further, Seller acknowledges that if Buyer is a subsidiary of a publicly held corporation and agrees to cooperate in providing any historic financial information, buyer may need to comply with Securities and Exchange Commission Reporting requirements , including audited financial statements , which , if required ,, shall be completed at the expense of buyer.

14. BUYER'S ACKNOWLEDGMENT: Buyer hereby acknowledges that except as it may relate to the warranties of the seller Buyer is relying solely on Buyer's own inspection of the Business and the representations of Seller regarding the prior business operating history, the value of the assets being purchased and all other material facts. Broker(s) neither represented nor warranted the accuracy of any facts, figures, books, records, memoranda, financial information or data, of any kind, concerning the operations of Seller. Broker has not conducted any independent investigation whatsoever of the Business and the information provided by Seller to Broker. Moreover, Buyer acknowledges that Broker has not verified any of the representations made by Seller.

15. SELLER'S ACKNOWLEDGMENT: Seller acknowledges that Broker made no representations concerning the creditworthiness, integrity or ability of Buyer to complete this transaction. Seller has relied solely on Buyer's representations with respect thereto. The seller acknowledges that the Broker has performed all its duties pursuant to the listing agreement and has earned its compensation as set forth therein.

16. LITIGATION: ~~Except where noted in a separate Addendum to this Contract,~~ Seller represents and warrants that there are no judgments, liens, actions, arbitrations, decrees, investigations or proceedings that are pending or threatened before any court or before any federal, state, municipal or other governmental body, commission or agency against Seller or relating to the Business, its properties or business activity,

17. DEFAULT: If Buyer fails to perform this Contract within the time specified herein, including the payment of all deposits, the deposits paid by Buyer shall be retained by Seller as liquidated damages and full settlement of any claims. In such an event, the Seller agrees to disburse half of the deposits to the Broker(s) involved. The “listing agreement” between Seller and Broker shall continue in full force and effect. In the event Seller shall default by failing to perform any of the covenants contained in this Contract, or fails to provide information specified herein within TEN (_10_) days after a written request from Buyer to do so, or to otherwise close according to the terms and conditions of this Contract, Buyer may seek specific performance or terminate this Contract and receive the return of Buyers escrow deposit, as well as seek reimbursement for any and all reasonable legal and accounting fees and other costs incidental to inspecting the Business.

18. CONDITION OF EQUIPMENT: All furniture, fixtures and equipment, and other personal property included in this sale, as set forth on Schedule "A", are being purchased on an "AS IS" basis, without warranties of its merchantability or fitness for any particular purpose. However, at the time of Closing, all equipment shall be in working condition, except as specifically listed below. It is the Buyers sole responsibility to inspect the equipment prior to Closing to determine that the equipment is in working condition.

Non-Working Items: ____________________________________________________________________________

19. LOSS OR DAMAGE: In the event there is any loss or damage to the Business premises or any of the assets, improvements, systems or equipment included in this sale at any time prior to Closing, the risk of loss shall be upon Seller. Immediately from and after Closing, all risk of loss or damage shall be upon Buyer.

20. BUSINESS DEPOSITS: Any and all amounts currently on deposit for the benefit of the Business for utility services, leases, insurance, etc., are and shall remain the sole property of Seller and are not included as part of the Purchase Price. Buyer shall, as of the date of Closing, deposit such monetary amounts as is necessary to continue the operation of the Business or the Seller shall receive a credit for such deposits at Closing.

21. OPERATION OF THE BUSINESS BEFORE CLOSING: Seller hereby agrees, from the date of execution of this contract to the date of Closing, to carry on the business activities and operations of the Business diligently and in substantially the same manner as has been customary in the past, and Seller shall not remove any items, with the exception of product inventory sold in the normal course of business.

22. BUSINESS TELEPHONE: Seller agrees to transfer to Buyer at Closing, and Buyer agrees to accept all of Seller's right, title, interest and responsibility for the Business telephone number(s), yellow page advertisements and any other advertising that refers to said telephone number(s).

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23. BUSINESS MAIL: After Closing, Seller agrees that all mail it receives relating to the Business, shall be immediately forwarded to Buyer, and Buyer agrees to immediately forward to Seller any personal mail of Seller.

24. BUSINESS RECORDS: At Closing, Seller shall deliver copies of all customer accounts, records, and any other documents pertinent to the operation of the Business which Seller has in its possession. Such records shall include copies of those documents necessary to conduct business with suppliers and customers of the Business.

25. BUSINESS PREMISES: Until Closing, Seller agrees to maintain the Business premises, including heating, cooling, plumbing and electrical systems and built-in fixtures, together with all other equipment and assets included in this sale, in good working order and to deliver the premises in a clean and orderly condition.

26. BUSINESS TAXES: Seller warrants that the Business at the time of Closing will be current with respect to all state, federal and municipal taxes.

27. LICENSES AND PERMITS: At closing, Seller warrants that to the best of its knowledge the Business and premises are in compliance with all government regulations as to health, fire, zoning and other licensing laws. Unless otherwise specified herein, Seller agrees to cooperate with Buyer in obtaining, at Buyer's expense, any licenses, permits, approvals or certificates necessary for the continued operation of the Business. Any terms regarding the use of Seller’s license(s) after Closing by Buyer are to be set forth in a separate Addendum attached to this contract. The buyer shall promptly make an application for liquor license with the State of Florida and local jurisdiction. Any terms regarding the use of Seller’s license(s) after Closing by buyer are to be set forth in a separate Addendum attached to this contract.

28. FAMILIARIZATION: Seller and/or _______________________________ agrees to spend, at no cost to Buyer, a period of THIRITY _______(30)    days, during normal business hours exclusive of holidays and Sundays from the Closing Date, to assist Buyer and employees in the orderly transfer of the Business.

~~29.~~ BUSINESS TRADE NAME: Seller hereby grants Buyer, effective with the Closing of this sale, any and all rights held by Seller in the trade name, " SCHNITZEL HAUS" and any variations thereof. The Seller hereby waives any rights thereto, and shall not directly or indirectly, after Closing, make use of such name. ~~If the corporate and business trade names of the Seller are the same or similar, the Seller shall be obligated to change its corporate name to a name unrelated to the Business name within 90 days from the date of Closing.~~

30. LEASE OF PREMISES: Upon obtaining Seller’s consent to contact the Landlord, Buyer shall prior to Closing: (Check ☒ which is applicable)

(X)

Obtain Landlord’s written consent to assume Seller’s existing lease and lease options, if any, effective at Closing. This Contract is subject to assignment of the existing lease at Closing with Buyer and Seller approval of assignment terms.

OR

(X )

Obtain a new lease or a minimum of a five -year option to extend the lease on terms acceptable to Buyer to be effective as of the Closing Date. This Contract is subject to a new lease or an option to extend the current lease on terms acceptable to Buyer in its sole discretion.

31. INCORPORATION BY BUYER: It is acknowledged and agreed that Buyer may elect to incorporate or form a business entity to operate the Business after closing. In such event, the Buyer shall assign this Contract to the newly formed corporation or business entity. Buyer shall cause the corporation to ratify and adopt the terms and conditions of this Contract. The original Buyer shall continue to be personally liable for the performance of the terms, covenants and conditions herein. In the event the Buyer is a corporation or other business entity, the signatory to this Agreement shall, in addition to the corporation and business entity, be personally liable for the performance of the terms, conditions and covenants contained herein.

32. PRE-CLOSING COVENANTS: Buyer and Seller agree not to disclose to any third party the terms and conditions of this transaction prior to the date of Closing, except to the party's attorneys, accountants or other professional advisors. Buyer further agrees not to visit the business premises prior to Closing, discuss the pending sale, contact employees, vendors or customers, without Seller’s approval. If for any reason the sale of Assets is not closed, Buyer will not disclose to third parties any confidential information received from Seller or Seller's Shareholders, Company Members or Company Managers in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement, and will return any documents received by Buyer, both originals and copies, to Seller within five (5) days after this Agreement is terminated.

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33. AUTHORITY: The undersigned have the full authority to enter this Contract and to conclude the transaction described herein. This Agreement has been duly authorized, executed and delivered by Seller and Buyer and constitutes a legal, valid and binding obligation, enforceable against each of them in accordance with its terms. The execution, delivery and performance of this Agreement by Seller and Buyer will not constitute a violation of its Certificate of Incorporation or its By-Laws, or Corporate or Company governing documents, or any other third-party agreement.

34. GOVERNING LAW: This Contract shall be governed by the laws of the state of Florida. The parties hereby consent to personal jurisdiction and venue, for any action arising out of a breach or threatened breach of this Agreement in the Court in and for Martin County, Florida ONLY and in no other Federal, State or County Court. The parties hereby agree that any controversy which may arise under this Contract would involve complicated and difficult factual and legal issues. Therefore, any action brought by either party, alone or in combination with others, whether arising out of this Agreement or otherwise, shall be determined by a Judge sitting without a jury. Any breach of this Agreement shall result in the prevailing party being entitled to receive from the other party all its reasonable attorney’s fees, costs, and expenses incurred at both the trial and appellate levels.

35. ESCROW DISPUTES: In the event of a dispute at any time among Buyer, Seller and/or Broker which may involve funds held in escrow-by-Escrow Agent, all parties shall agree to be bound under the terms of Paragraph 34 herein above. Escrow Agent may hold such funds in escrow until such time as the parties have either resolved the dispute or submitted it to resolution through mediation, arbitration, or otherwise. The Escrow Agent shall be under no responsibility in respect to the Escrow Funds deposited with it other than faithfully to follow the instructions herein contained. The Escrow Agent may advise with counsel and shall be fully protected in any actions taken in good faith, in accordance with such advice. The Escrow Agent shall not be required to institute legal proceedings of any kind and shall be fully protected in acting in accordance with any written instructions given to the Escrow Agent hereunder and believed by the Escrow Agent to have been signed by the proper parties. The Escrow Agent assumes no liability under this Agreement except that of a stakeholder. If there is any dispute as to whether the Escrow Agent is obligated to deliver the Escrow Funds, or as to whom that sum is to be delivered, the Escrow Agent will not be obligated to make any delivery of said sum, but in such event may hold said sum until receipt by the Escrow Agent of any authorization in writing signed by all of the persons having an interest in such dispute, directing the disposition of said sum, or in the absence of such authorization, the Escrow Agent may hold the sum until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, the Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit said sum in court, pending such determination. In making delivery of the Escrow Funds in the manner provided for in this Agreement, the Escrow Agent shall have no further liability in the matter, and Seller and Buyer shall be jointly and severally liable for all of Escrow Agent's costs and fees, to include without limitation attorney's fees related to the performance of Escrow Agent's duties hereunder.

36. WAIVER: No waiver of any provisions of this contract shall be effective unless it is in writing, signed by the party against whom it is asserted and any such waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing waiver.

37. PARAGRAPH HEADLINES: Captions and paragraph headlines are for convenience and reference only and do not define, describe, extend or limit the scope or intent of this contract or provision herein.

38. BINDING EFFECT: This contract shall bind and insure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the parties hereto. The parties acknowledge that this Contract, including all covenants, representations, warranties and agreements, shall survive the Closing of this transaction.

39. SEVERABILITY: In the event that any of the terms, conditions or covenants of this Contract are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the remaining provisions.

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40. LEGAL REVIEW: The parties acknowledge Broker has advised them to employ legal counsel prior to execution of this Contract. Notwithstanding the foregoing, from the date of acceptance of this Contract, Buyer and Seller shall have five (5) business days from the effective date of the Contract to have this Contract including all addenda or amendments, reviewed by their respective attorneys for the sole purpose of verifying that the form and language used herein adequately protects their clients and to make any necessary language changes within such time. The substance and material terms of this Contract shall remain unchanged.

41. TYPEWRITTEN OR HANDWRITTEN PROVISIONS: Typewritten or handwritten provisions inserted in this form and acknowledged by the parties by their initials shall control all printed provisions in conflict therewith.

42. BROKER: Broker(s) shall be deemed to include ACQUISITION EXPERTS LLC, STUART FL ________________________________________________________________.

43. ENVIRONMENTAL: The parties acknowledge having been advised by the Broker that they are aware of the health, liability and economic impact of environmental matters relative to real estate transactions, which may include the sale of the Business or the lease of the premises where the Business is conducted. The Broker specifically affirms that it does not conduct, advise and/or have any knowledge of environmental matters, nor does it undertake or conduct analyses thereof. The parties are advised to retain qualified environmental professionals to determine if any hazardous toxic wastes, substances or other undesirable materials or conditions exist on the property and if so, whether any health danger or other liability exists and whether such substances may have been used during the construction or operation of the business or buildings, or may be present as a result of previous activities on property. Various laws and regulations have been enacted at the federal, state and local level dealing with the use, storage, handling, removal, transportation and disposal of toxic or hazardous wastes and substances. Depending upon past, current and proposed uses of this property, the parties acknowledge that it is prudent to retain an environmental expert to conduct a site investigation and/or building inspection. If hazardous or toxic substances exist or are contemplated to be used at the property, special governmental approvals or permits may be required. Further, the cost of removal and disposal of such materials may be substantial. Consequently, the assistance of legal and technical experts should be obtained where these substances are or may be present.

44. TAX DISCLOSURE: Chapter 212, Florida Statutes governs the sales tax liability of parties involved in the sale or exchange of business assets. Broker discloses the existence of said statutory provision as well as the potential transferee liability purported to be created therein. However, Broker specifically disclaims any responsibility as to whether and/or to what extent said statutory provision is applicable to this transaction. Broker advises that the parties hereto seek the assistance of independent counsel. The parties acknowledge that they have been advised by the Broker to seek advice as to the allocation of the purchase price, as is required by law. Buyer and Seller acknowledge that certain Federal Income Tax and State of Florida laws and taxes may be applicable to this transaction.

45. REAL PROPERTY: If the sale of the business includes real property, the sale of the real property portion shall be in terms of the FARBAR contract attached hereto and made a part hereof. The terms of the FARBAR contract shall relate only to real property.

46. PURCHASE PRICE ALLOCATION: Check (X) which is applicable.

() Buyer and Seller will agree to an allocation of Purchase Price during the Due Diligence Period as set forth in Paragraph 13.

ALTERNATIVELY

(x) Buyer and Seller agree on the following Purchase Price

Allocation:(Tangible Assets	$625,000
Inventory	$15,000
Covenant Not to Compete	$100,000
Goodwill	$110,000
Other _________________	$

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47. LOAN COMMITMENT: Check (X) which is applicable.

(X)               This Business Asset Purchase Agreement is NOT contingent upon third party financing.

ALTERNATIVELY

~~() This Business Asset Purchase Agreement IS CONTINGENT upon third party financing. The buyer agrees to make a written application to the lender within ________________()    calendar days of Effective Date. The buyer shall have _______________ ()   calendar days from Effective Date to receive a written loan commitment on terms acceptable to Buyer in Buyer’s sole discretion. If terms are acceptable, Buyer shall provide written notification to Seller of Buyer’s intent to close the transaction. If loan terms are not acceptable, Buyer may cancel this Contract by written notice to Seller and Broker within the loan commitment period set forth above. Upon any such cancellation, all deposits paid shall be returned to Buyer and each of the parties shall have no further obligation to each other. Buyer’s failure to notify Seller and Broker within the time specified shall constitute Buyer’s absolute waiver of this provision.~~

48. SIGNATURE IN COUNTERPARTS; Facsimile Signatures - This Contract may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, with the same effect as if all of the signatures thereto and hereto were upon the same instrument, but all such counterparts taken together shall constitute one and the same instrument. The exchange of copies of this Contract and of signatures pages hereto by facsimile transmission shall constitute effective execution and delivery of this Contract and may be used by the parties hereto in lieu of the original Contract and original signatures hereto for all purposes. Without limiting the generality of the foregoing, signatures of the parties hereto transmitted by facsimile shall be deemed to constitute their original signatures.

49. 1). Details of Arthurs transition to be detailed on meeting day March 27 & 28

2.) SUBJECT TO FINAL AGREEMENT  the daughter of owner Arthur , Demi will be proposed at a $80,000  salary and a bonus plan , assume full time duties as General Manager of location as an “at will” employee , General Manager responsibilities include overseeing all aspects of the business operation, including   Front of house , ordering product , Linen service , catering , some hostess duties, social media , menu’s , hiring , training of all employees

3.) Mini van valued at $.........currently used by business for catering and linen and any order duties is included as an asset to be conveyed.

4.) Lenh the chef will be on a transition period for minimum of 60 days (sixty) to train a chef and or step in if needed till chef is hired here payroll to be decided due to being paid in passed out of bottom line and payroll. A discussion on this must take place.

5.) the seller will immediately apply for the required liquor license

6.) landlord and lease must be approved during due diligence

50. ENTIRE AGREEMENT: Time is of the essence. This Purchase Contract and Receipt constitutes the entire agreement and understanding of the parties and cannot be modified except in writing executed by all parties. All the terms, conditions, covenants and representations made herein shall survive the Closing of this transaction.

INSTRUCTIONS TO CLOSING AGENT: Both Seller and Buyer direct the Closing Agent to disburse at Closing the full amount of the brokerage fee specified in agreements with the parties and via any cooperative agreements between the brokers, unless such fees were retained from Escrow Funds or paid in advance in all or in part. For reference purposes, the participating licensees, their Agency Status and respective brokerage firms are printed below.

Kim Capen Agent	Kim Capen Agent
Acquisition Expert LLC	Acquisition Experts LLC
Selling Real Estate Firm	Listing Real Estate firm

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SELLER’S INITIALS		BUYER’S INTIALS

THIS IS A LEGALLY BINDING AND FULLY ENFORCEABLE CONTRACT, read it carefully. If you wish counsel then please seek assistance from an attorney and/or accountant prior to executing this document. Broker is not qualified to give legal or financial advice. A facsimile copy of this document and signatures shall be considered for all purposes as original. The undersigned Buyer expressly acknowledges fully reading, understanding and receiving a copy of this document.

DATED and RECEIVED on                                                                     ,      at the hour of                                     o'clock    M.

1519 BT LLC

_______________________________________________	Street Address:
BUYER(S): Printed Name

By: /s/ Kenneth Brimmer	City: State: Zip:
Signature Title if a corporation

By: Kenneth Brimmer, CFO	Phone: ( ) -
Printed Name

By:
Signature Title if a corporation

SELLER'S ACCEPTANCE: I/we accept the foregoing offer and agree to sell the above-described business and assets on the terms and conditions of the contract. The seller acknowledges fully reading, understanding and receiving a copy of this document.

DATED and ACCEPTED on                                                             ,                             at the hour of                            o'clock    M.

LC Food Concepts LLC	Street Address:
SELLER(S) Printed Name

By: /s/ Lenh C. Dembrose, Member	City: State: Zip:
Signature Title if a corporation

By: Lenh C. Dumbrose	Phone: ( ) -
Printed Name

By:
Signature Title if a corporation

COUNTEROFFER: [] Seller counters Buyer’s offer via markings hereon [], or separate attachment [] and signs this acceptance based upon Buyer’s agreeing to said changes. To accept this Counteroffer, Buyer must initial each change or sign said attachment, and deliver same to Seller by 5:00 PM on:

                                                                    ,                                 .

SELLER’S REJECTION: [             ] Seller rejects Buyer’s offer and declines Counteroffer.

Date:                                                                        ,

__________________________________________	_____________________________________________
Seller’s Signature	Seller’s Printed Name

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SELLER’S INITIALS		BUYER’S INTIALS

Schedule A

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SELLER’S INITIALS		BUYER’S INTIALS